UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 23, 2011

Universal Technical Institute, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona		85027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

Universal Technical Institute, Inc. (the “Company”) held its Annual Meeting of Stockholders on February 23, 2011.

The stockholders elected each of the three nominees as Class I Directors to serve a three-year term ending in 2014, or until the Director’s successor is duly elected and qualified:

Director	Affirmative Votes	Votes Against	Votes Withheld	Broker Non-Votes
Conrad A. Conrad	22,243,493	139,619	6,596	1,363,458
Alan E. Cabito	22,157,893	225,219	6,596	1,363,458
Kimberly J. McWaters	22,102,305	286,185	1,218	1,363,458

The stockholders ratified the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2011:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
23,563,543	182,813	6,810	0

The advisory vote on the compensation of the Named Executive Officers was approved:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
20,887,722	792,022	710,464	1,363,458

The advisory vote on the frequency of the vote on the compensation of the Named Executive Officers is recommended every three years:

Three Years	Two Years	One Year	Abstain
10,746,865	575,284	10,354,042	713,517

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

February 25, 2011	By:	/s/ Chad A Freed

Name: Chad A Freed
Title: General Counsel, Senior Vice President of Business Development